Exhibit 99.1

For further information, contact:       Don Pearson
Senior Vice President & Chief Financial Officer
847.851.1500

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS FOURTH QUARTER RESULTS AND RESTATEMENTS

HOFFMAN ESTATES, IL, JANUARY 25, 2013

Announcement of Fourth Quarter Results

For the fourth quarter of 2012, AMCOL International Corporation (NYSE:ACO) generated diluted earnings attributable to its shareholders from continuing operations of $0.37 per share versus $0.39 per share in the prior year’s quarter.

Net sales increased 2.3% to $239.1 million for the 2012 fourth quarter, compared to $233.8 million in the 2011 period.  Gross profit increased $0.1 million in the 2012 fourth quarter, and gross profit margin decreased 60 basis points to 26.0%.  Operating profit decreased 8.4% to $18.6 million, and operating profit margins decreased 90 basis points to 7.8%.  Our effective tax rate for the 2012 fourth quarter was 24.7% compared to 34.5% in the prior year period.

We have renamed three of our segments to better reflect the business in which we operate.  The Minerals and Materials, Environmental and Oilfield Services segments are now named Performance Materials, Construction Technologies and Energy Services, respectively.

“Our Energy Services segment delivered strong results for the fourth quarter, but continued softness in several end markets impacted our Performance Materials and Construction Technologies segments.  As a result, our quarterly results were below our expectations,” said AMCOL President and CEO Ryan McKendrick.

“The Performance Materials segment’s revenues and gross margins declined in comparison to the fourth quarter of 2011.  Decreased demand in our fabric care (specialty materials) and pet products were the main drivers of decreased performance in this segment; we do not expect a significant rebound in either of these product lines as we progress through 2013.   Although our results reflect a continued softness in drilling fluid additive sales, we now see a gradual increase in demand developing,” McKendrick continued.

“Our Construction Technologies segment’s’ sales declined primarily as a result of lower sales for our lining technologies products both domestically and in Europe.  However, we continue to experience growth in sales and profitability for our domestic building materials products.  Gross margin for the segment was in excess of 30% as actions to reduce manufacturing costs continue to produce results,” McKendrick added.

McKendrick continued, “Our Energy Services segment achieved record revenue and operating profit, driven primarily by increased domestic revenues in both land-based and offshore activities.  Based on feedback from our key customers, the outlook for water treatment, well testing, and coiled tubing services in geographic areas where we are active remains strong.  International business activity also continued to be well above the prior year.”

“We continue to focus on building the framework necessary to maintain a leadership position in multiple, attractive market sectors.    In addition, we will continue to actively manage our business portfolio, which in 2013 is likely to result in consolidation and restructuring of certain operations that do not fit our strategic and financial performance objectives. We anticipate restructuring charges in 2013 associated with these actions to be in the range of $3 million to $5 million,” he concluded.

STATEMENT OF OPERATIONS HIGHLIGHTS:

The statement of operations highlights are supported by the quarterly segment results schedules included in this press release. The following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted.

Net sales: Net sales increased $5.3 million or 2.3%.  Significant increases in revenue in our Energy Services segment were offset by decreased sales in each of the other segments.

Performance Materials:  Sales in this segment decreased 4.7% to $114.6 million due to a $7.1 million decrease in our domestic market ($11.8 million of decreased volumes offset by $4.7 million of selling price increases).

Construction Technologies:  Sales in this segment decreased 7.6%, or $4.1 million, to $50.1 million.  Contracting services revenue decreased $1.8 million, reflective of our strategy to reduce our participation in this market.  Volumes declines in lining technology and drilling product sales comprise the remaining decrease.

Energy Services:   Revenues increased $18.0 million to $71.8 million, of which 63% of the increase occurred in our domestic market.  Domestically, our well test and coil tubing services increased due to both increased demand and growth in our service capacity.  Internationally, our Malaysian operations increased revenues by $5.5 million largely as a result of winning several large contracts for the sale of service equipment.

Transportation:  Revenues decreased primarily due to lower shipment volumes. Revenues continue to suffer from decreased supply of carriers and owner operators who are being recruited to oil and gas opportunities within the Bakken shale region.

Gross profit:  Gross profit remained stable at $62.2 million.  However, gross profit margin improvements in our Construction Technologies segment were offset by decreases in our Performance Materials and Energy Services segments.  This led to an overall 60 basis points decrease in gross profit margin to 26.0%.

Selling, general and administrative expenses (SG&A): SG&A expenses increased $1.8 million, or 4.3%.  Excluding the one-time benefit of $1.1 million relating to the recovery of certain compensation related expenses, SG&A expenses would have increased by 6.9%, or $2.9 million.  The increase is largely reflective of $1.9 million of increased medical costs arising from several large claims within our domestic employee group.  In addition, approximately $1.2 million of the increase arises in our Energy Services segment and relates to certain expenses, such as travel and compensation expenses, which increased in support of increased sales growth activities.

Other, net:  Other, net decreased by approximately $0.9 million from the prior year quarter.  The current period includes $0.6 million of receivable write-offs related to the sale of our domestic contracting business that occurred in Q3 2011.

Income tax expense:  The current period’s effective tax rate is 24.7% or 980 basis points lower than the prior year’s quarter.  The two rates are different mostly due to changes in estimates concerning the geographical distribution of earnings that occurred in each quarter.  However, the effective tax rate for the year ending December 31, 2012 was comparable to the prior year’s rate.

FINANCIAL POSITION AND CASH FLOW HIGHLIGHTS:

The paragraphs in this section compare our balance sheet as of December 31, 2012 to that as of December 31, 2011.  We also make comparisons between cash flows for the twelve months ended December 31, 2012 as compared to the twelve months ended December 31, 2011.

Cash flow generated from operating activities increased $69.6 million largely due to improved management of non-cash working capital and greater net income.  We also paid down $12.3 million of long-term debt during the current period as opposed to borrowing $25.3 million in the prior year period.  Long-term debt as a percentage of total capitalization decreased 490 basis points to 34.8%.

Capital expenditures were $74.7 million as compared to $61.0 million in the prior year period.  Expenditures associated with our start-up chromite operations were $7.9 million and $8.2 million in the 2012 and 2011 periods, respectively.  In the current year, the majority of our capital spending occurred in our Energy Services and Performance Materials segments.

Dividends for 2012 increased 3.4% over the prior year period.  Our dividend rate increased 11.1% to $0.20 per share in the current quarter as compared to $0.18 in the fourth quarter of 2011.

Announcement of Restatements

On January 23, 2013, AMCOL’s Audit Committee, upon the recommendation of AMCOL’s management, determined that AMCOL’s audited consolidated financial statements for the years ended December 31, 2009, December 31, 2010, December 31, 2011 and the unaudited consolidated financial statements for the quarter ended March 31, 2012 need to be restated as a result of certain adjustments and should no longer be relied upon.  AMCOL’s Form 10-K for the 2012 fiscal year, when filed, will reflect certain immaterial adjustments relating to the Supplemental Errors in AMCOL’s 2012 second and third quarter results.

In January 2013, during the course of preparing to announce our 2012 fourth quarter earnings, we discovered certain errors in our previously issued financial statements related to our Construction Technologies segment’s European operations (collectively, the “Supplemental Errors”).  Note that in our Form 10-Q for the period ended June 30, 2012, we reported errors relating to the Spanish operations of our Construction Technologies segment as well as other immaterial errors which were not previously corrected prior to the filing of that Form 10-Q (the “Initial Errors”).

The following chart below reflects the extent to which the Supplemental Errors and the Initial Errors increase or (decrease) net income available to AMCOL shareholders (in millions) in each of the relevant periods:

	2009	2010	2011	Q1 2012

Initial errors	$(1.6)	$(1.4)	$0.5	$1.1
Supplemental errors	-	$(0.3)	$(1.5)	$0.2

	$(1.6)	$(1.7)	$(1.0)	$1.3

In connection with the issues described above, we reevaluated the effectiveness of our internal controls over financial reporting for the year ended December 31, 2011 and for the three months ending March 31, 2012.  As of December 31, 2011 and March 31, 2012, we have concluded that we had a material weakness in our internal controls over financial reporting relating to the European operations of the Construction Technologies segment. We will report this material weakness and our plans for remediation in the amended Forms 10-K and 10-Q.  We are in the process of reassessing our evaluation of the effectiveness of our disclosure controls and procedures for the relevant periods.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements.  It contains certain forward-looking statements regarding AMCOL’s expected performance for future periods and actual results for such periods might materially differ.  Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL’s various markets, utilization of AMCOL’s plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL’s annual report and other reports filed with the Securities and Exchange Commission.  AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL’s expectations.

AMCOL International, headquartered in Hoffman Estates, IL, develops and markets a wide range of mineral and technology based products and services for use in various industrial, environmental and consumer applications.  AMCOL is the parent company of American Colloid Company, CETCO (Colloid Environmental Technologies Company), CETCO Oilfield Services Company and the transportation operations, Ameri-co Carriers, Inc. and Ameri-co Logistics, Inc.  AMCOL’s common stock is traded on the New York Stock Exchange under the symbol ACO.  AMCOL’s web address is www.amcol.com.  AMCOL’s quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 1- 866-226-1792.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In Millions, Except per Share Data)

	Twelve Months Ended		Three Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

Continuing Operations
Net sales	$985.3	$943.8	$239.1	$233.8
Cost of sales	714.0	691.7	176.9	171.7
Gross profit	271.3	252.1	62.2	62.1
General, selling and administrative expenses	172.2	166.4	43.6	41.8
Operating profit	99.1	85.7	18.6	20.3
Other income (expense):
Interest expense, net	(10.4)	(11.3)	(2.5)	(3.1)
Other, net	(3.4)	0.2	(0.7)	0.2
	(13.8)	(11.1)	(3.2)	(2.9)
Income before income taxes and income (loss) from affiliates and joint ventures	85.3	74.6	15.4	17.4
Income tax expense (benefit)	23.2	20.5	3.8	6.0
Income before income (loss) from affiliates and joint ventures	62.1	54.1	11.6	11.4

Income (loss) from affiliates and joint ventures	3.9	5.2	0.5	1.3
Net income (loss) from continuing operations	66.0	59.3	12.1	12.7

Discontinued Operations
Income (loss) on discontinued operations	-	(1.2)	-	-
Net income (loss)	66.0	58.1	12.1	12.7

Net income (loss) attributable to noncontrolling interests	(0.2)	-	-	0.1

Net income (loss) attributable to AMCOL shareholders	$66.2	$58.1	$12.1	$12.6

Weighted average common shares outstanding	32.1	31.7	32.1	31.8

Weighted average common and common equivalent shares outstanding	32.4	32.1	32.5	32.2

Earnings per share attributable to AMCOL shareholders

Basic earnings per share:
Continuing operations	$2.06	$1.87	$0.38	$0.40
Discontinued operations	-	(0.04)	-	-
Net income (loss)	$2.06	$1.83	$0.38	$0.40

Diluted earnings per share:
Continuing operations	$2.04	$1.85	$0.37	$0.39
Discontinued operations	-	(0.04)	-	-
Net income (loss)	$2.04	$1.81	$0.37	$0.39

Dividends declared per share	$0.76	$0.72	$0.20	$0.18

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In Millions)

ASSETS	December 31,	December 31,
	2012	2011
	(unaudited)
Current assets:
Cash and equivalents	$40.0	$24.1
Accounts receivable, net	203.1	204.6
Inventories	153.9	144.6
Prepaid expenses	17.0	15.2
Deferred income taxes	7.0	5.9
Income tax receivable	7.0	6.9
Other	1.9	6.1
Total current assets	429.9	407.4

Noncurrent assets:
Property, plant, equipment, mineral rights and reserves:
Land	13.0	13.9
Mineral rights	48.6	52.5
Depreciable assets	552.8	482.6
	614.4	549.0
Less: accumulated depreciation and depletion	311.4	275.5
	303.0	273.5

Goodwill	70.2	69.5
Intangible assets, net	33.7	36.6
Investments in and advances to affiliates and joint ventures	27.8	26.4
Available for sale securities	14.6	3.8
Deferred income taxes	7.5	8.5
Other assets	25.3	24.5
Total noncurrent assets	482.1	442.8
	$912.0	$850.2
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$51.1	$56.5
Accrued liabilities	63.5	61.3
Total current liabilities	114.6	117.8

Noncurrent liabilities:
Long-term debt	248.8	260.7
Pension liabilities	37.6	34.8
Deferred income taxes	12.8	13.5
Deferred compensation	11.1	8.9
Other liabilities	20.5	19.2
Total noncurrent liabilities	330.8	337.1

Equity:
Common stock	0.3	0.3
Additional paid in capital	105.1	94.3
Retained earnings	356.6	314.7
Accumulated other comprehensive income	0.8	(14.7)
	462.8	394.6
Less:
Treasury stock	-	3.4
Total AMCOL shareholders' equity	462.8	391.2

Noncontrolling interest	3.8	4.1
Total equity	466.6	395.3
	$912.0	$850.2

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In Millions)

	Twelve Months Ended
	December 31,
	2012	2011
Cash flow from operating activities:
Net income	$66.0	$58.1
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	45.2	42.3
Undistributed earnings from affiliates and joint ventures	(2.0)	(3.6)
Decrease (increase) in deferred income taxes	(1.0)	6.8
Other non-cash charges	11.5	9.7
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(9.8)	(85.3)
Decrease (increase) in noncurrent assets	(0.4)	(0.6)
Increase (decrease) in current liabilities	(6.7)	13.2
Increase (decrease) in noncurrent liabilities	6.1	(1.3)
Net cash provided by (used in) operating activities	108.9	39.3

Cash flow from investing activities:
Capital expenditures	(74.7)	(61.0)
Proceeds from sale of land and depreciable assets	2.4	1.9
Proceeds from sale of interests in affliates and businesses	2.4	6.2
Investments in and advances to affiliates and joint ventures	0.2	(2.9)
Other	1.4	1.6
Net cash used in investing activities	(68.3)	(54.2)
Cash flow from financing activities:
Net change in outstanding debt	(12.3)	25.3
Proceeds from sales of treasury stock	9.7	8.0
Dividends	(23.5)	(22.7)
Excess tax benefits from stock-based compensation	0.5	0.7
Net cash provided by (used in) financing activities	(25.6)	11.3
Effect of foreign currency rate changes on cash	0.9	0.9
Net increase (decrease) in cash and cash equivalents	15.9	(2.7)
Cash and cash equivalents at beginning of period	24.1	26.8
Cash and cash equivalents at end of period	40.0	24.1

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

Performance Materials	Three Months Ended December 31,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$114.6	100.0%	$120.3	100.0%	$(5.7)	-4.7%
Cost of sales	87.9	76.7%	89.6	74.5%	(1.7)	-1.9%
Gross profit	26.7	23.3%	30.7	25.5%	(4.0)	-13.0%
General, selling and
administrative expenses	12.0	10.5%	12.6	10.5%	(0.6)	-4.8%
Operating profit	14.7	12.8%	18.1	15.0%	(3.4)	-18.8%

	Three Months Ended December 31,
Construction Technologies	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$50.1	100.0%	$54.2	100.0%	$(4.1)	-7.6%
Cost of sales	34.8	69.5%	39.7	73.2%	(4.9)	-12.3%
Gross profit	15.3	30.5%	14.5	26.8%	0.8	5.5%
General, selling and
administrative expenses	13.4	26.7%	14.0	25.8%	(0.6)	-4.3%
Operating profit	1.9	3.8%	0.5	1.0%	1.4	280.0%

	Three Months Ended December 31,
Energy Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$71.8	100.0%	$53.8	100.0%	$18.0	33.5%
Cost of sales	52.8	73.5%	38.4	71.4%	14.4	37.5%
Gross profit	19.0	26.5%	15.4	28.6%	3.6	23.4%
General, selling and
administrative expenses	10.6	14.8%	9.4	17.5%	1.2	12.8%
Operating profit	8.4	11.7%	6.0	11.1%	2.4	40.0%

	Three Months Ended December 31,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$10.5	100.0%	$11.8	100.0%	$(1.3)	-11.0%
Cost of sales	9.4	89.5%	10.5	89.0%	(1.1)	-10.5%
Gross profit	1.1	10.5%	1.3	11.0%	(0.2)	-15.4%
General, selling and
administrative expenses	1.0	9.5%	1.0	8.5%	-	0.0%
Operating profit	0.1	1.0%	0.3	2.5%	(0.2)	-66.7%

	Three Months Ended December 31,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment sales	$(7.9)	$(6.3)	$(1.6)
Intersegment cost of sales	(8.0)	(6.5)	(1.5)
Gross profit (loss)	0.1	0.2	(0.1)
General, selling and
administrative expenses	6.6	4.8	1.8	37.5%
Operating loss	(6.5)	(4.6)	(1.9)	41.3%

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
YEAR-TO-DATE

Performance Materials	Twelve Months Ended December 31,
	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$491.9	100.0%	$476.7	100.0%	$15.2	3.2%
Cost of sales	365.0	74.2%	360.2	75.6%	4.8	1.3%
Gross profit	126.9	25.8%	116.5	24.4%	10.4	8.9%
General, selling and
administrative expenses	50.2	10.2%	49.3	10.3%	0.9	1.8%
Operating profit	76.7	15.6%	67.2	14.1%	9.5	14.1%

	Twelve Months Ended December 31,
Construction Technologies	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$222.8	100.0%	$251.9	100.0%	$(29.1)	-11.6%
Cost of sales	154.2	69.2%	178.2	70.7%	(24.0)	-13.5%
Gross profit	68.6	30.8%	73.7	29.3%	(5.1)	-6.9%
General, selling and
administrative expenses	52.6	23.6%	56.8	22.5%	(4.2)	-7.4%
Operating profit	16.0	7.2%	16.9	6.8%	(0.9)	-5.3%

	Twelve Months Ended December 31,
Energy Services	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$257.3	100.0%	$194.7	100.0%	$62.6	32.2%
Cost of sales	186.0	72.3%	138.7	71.2%	47.3	34.1%
Gross profit	71.3	27.7%	56.0	28.8%	15.3	27.3%
General, selling and
administrative expenses	42.5	16.5%	34.8	17.9%	7.7	22.1%
Operating profit	28.8	11.2%	21.2	10.9%	7.6	35.8%

	Twelve Months Ended December 31,
Transportation	2012		2011		2012 vs. 2011
	(Dollars in Millions)

Net sales	$44.0	100.0%	$54.1	100.0%	$(10.1)	-18.7%
Cost of sales	39.4	89.5%	48.0	88.7%	(8.6)	-17.9%
Gross profit	4.6	10.5%	6.1	11.3%	(1.5)	-24.6%
General, selling and
administrative expenses	3.8	8.6%	3.9	7.2%	(0.1)	-2.6%
Operating profit	0.8	1.9%	2.2	4.1%	(1.4)	-63.6%

	Twelve Months Ended December 31,
Corporate	2012	2011	2012 vs. 2011
	(Dollars in Millions)

Intersegment sales	$(30.7)	$(33.6)	$2.9
Intersegment cost of sales	(30.6)	(33.4)	2.8
Gross profit (loss)	(0.1)	(0.2)	0.1
General, selling and
administrative expenses	23.1	21.6	1.5	6.9%
Operating loss	(23.2)	(21.8)	(1.4)	6.4%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

Composition of Sales by Geographic Region	Three Months Ended December 31, 2012
	Americas	EMEA	Asia Pacific	Total

Performance materials	27.1%	8.8%	11.3%	47.2%
Construction technologies	9.7%	8.2%	2.7%	20.6%
Energy services	24.0%	1.5%	4.5%	30.0%
Transportation	2.2%	0.0%	0.0%	2.2%

Total - current year's period	63.0%	18.5%	18.5%	100.0%
Total from prior year's comparable period	62.8%	21.6%	15.6%	100.0%

	Three Months Ended December 31, 2012
	vs.
Percentage of Revenue Growth by Component	Three Months Ended December 31, 2011

	Base Business	Acquisitions	Foreign Exchange	Total

Performance materials	-2.7%	0.0%	0.3%	-2.4%
Construction technologies	-1.9%	0.0%	0.1%	-1.8%
Energy services	7.8%	0.0%	-0.1%	7.7%
Transportation	-1.2%	0.0%	0.0%	-1.2%

Total	2.0%	0.0%	0.3%	2.3%
% of growth	86.1%	0.0%	13.9%	100.0%

	Three Months Ended December 31,
Performance Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$63.9	$64.5	-0.9%
Specialty materials	24.8	30.2	-17.9%
Pet products	12.9	14.0	-7.9%
Basic minerals	11.9	10.2	16.7%
Other product lines	1.1	1.4	-21.4%

Total	114.6	120.3	-4.7%

	Three Months Ended December 31,
Construction Technologies Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$19.8	$21.1	-6.2%
Building materials	17.7	17.7	0.0%
Drilling products	7.7	8.7	-11.5%
Contracting services	4.9	6.7	-26.9%

Total	50.1	54.2	-7.6%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
YEAR-TO-DATE

Composition of Sales by Geographic Region	Twelve Months Ended December 31, 2012
	Americas	EMEA	Asia Pacific	Total

Performance materials	30.1%	8.5%	10.7%	49.3%
Construction technologies	10.9%	9.2%	2.3%	22.4%
Energy services	20.8%	1.7%	3.6%	26.1%
Transportation	2.2%	0.0%	0.0%	2.2%

Total - current year's period	64.0%	19.4%	16.6%	100.0%
Total from prior year's comparable period	62.5%	23.3%	14.2%	100.0%

	Twelve Months Ended December 31, 2012
	vs.
Percentage of Revenue Growth by Component	Twelve Months Ended December 31, 2011

	Base Business	Acquisitions	Foreign Exchange	Total

Performance materials	2.0%	0.0%	-0.4%	1.6%
Construction technologies	-2.0%	0.0%	-1.1%	-3.1%
Energy services	6.8%	0.0%	-0.2%	6.6%
Transportation	-0.7%	0.0%	0.0%	-0.7%

Total	6.1%	0.0%	-1.7%	4.4%
% of growth	136.3%	0.0%	-36.3%	100.0%

	Twelve Months Ended December 31,
Performance Materials Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Metalcasting	$265.5	$251.6	5.5%
Specialty materials	109.5	116.8	-6.3%
Pet products	52.9	56.2	-5.9%
Basic minerals	55.0	43.6	26.1%
Other product lines	9.0	8.5	5.9%

Total	491.9	476.7	3.2%

	Twelve Months Ended December 31,
Construction Technologies Product Line Sales	2012	2011	% change
	(Dollars in Millions)

Lining technologies	$91.7	$105.6	-13.2%
Building materials	75.9	78.3	-3.1%
Drilling products	36.6	32.0	14.4%
Contracting services	18.6	36.0	-48.3%

Total	222.8	251.9	-11.6%